Exhibit 5

May 9, 2018 Casella Waste Systems, Inc. 25 Greens Hill Lane Rutland, Vermont 05701	+1 617 526 6000 (t) +1 617 526 5000 (f) wilmerhale.com

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Casella Waste Systems, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):

i.	Class A common stock, $0.01 par value per share (“Common Stock”);

ii.	preferred stock, $0.01 par value per share (“Preferred Stock”);

iii.	depositary shares representing fractional interests in a share or multiple shares of Preferred Stock (“Depositary Shares”);

iv.	contracts obligating the Company or a holder to purchase or sell Common Stock, Preferred Stock or Depositary Shares at a future date or dates (“Purchase Contracts”);

v.	purchase units, consisting of one or more Purchase Contracts and beneficial interests in debt securities, debt obligations of third parties or any other securities (“Purchase Units”);

vi.	warrants to purchase Common Stock, Preferred Stock or Depositary Shares (“Warrants”); and

vii.	units comprised of any combination of Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Purchase Units and Warrants (“Units”),

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate offering price, as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109

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We are acting as counsel for the Company in connection with the filing of the Registration Statement. The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”). The shares of Preferred Stock represented by Depositary Shares will be deposited pursuant to a Depositary Agreement (the “Depositary Agreement”) to be entered into between the Company and a bank or trust company to be named, as depositary. The Purchase Contracts may be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”) to be entered into between the Company and a bank or trust company to be named, as purchase contract agent. The Purchase Units may be issued pursuant to a Purchase Unit Agreement (the “Purchase Unit Agreement”) to be entered into between the Company and a bank or trust company to be named, as purchase unit agent. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named, as warrant agent. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named, as unit agent.

We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Second Amended and Restated Certificate of Incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”), the Third Amended and Restated By-Laws of the Company (as amended or restated from time to time, the “Bylaws”) and minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed (i) the Registration Statement will be effective and will comply with all applicable laws at the time Securities are offered or issued as contemplated by the Registration Statement; (ii) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable prospectus supplement; (iv) any Depositary Agreement, Purchase Contract Agreement, Purchase Unit Agreement, Warrant Agreement or Unit Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto other than the Company; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized,

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executed and delivered by all parties thereto other than the Company; (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance; (viii) if issued in certificated form, valid book-entry notations for the issuance of the Common Stock or the Preferred Stock will have been duly made in the share register of the Company; and (ix) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company, or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of such Securities, the Board of Directors of each of the Company (or any committee of such Board of Directors or any person acting pursuant to authority properly delegated to such person by the Board of Directors of the Company or any committee of such Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, (iii) general equitable principles, and (iv) acceleration of the Debt Securities which may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any

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equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the General Corporation Law of the State of Delaware. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) that provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to shares of Common Stock, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation, By-laws and Authorizing Resolutions, (iii) the shares of Common Stock have been issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement or upon conversion or exercise of any Security offered under the Registration Statement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to shares of any series of Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including resolutions establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a Certificate of Designation with respect to the series with the Secretary of State of the State of Delaware, and such Certificate of Designation has been duly filed, (ii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Certificate of Incorporation, By-laws and Authorizing Resolutions, (iii) the

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shares of the series of Preferred Stock have been issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Depositary Shares, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and such Certificate of Designation has been duly filed, (ii) the applicable Depositary Agreement relating to the Depositary Shares has been duly authorized, executed and delivered; any depositary receipts evidencing rights in the Depositary Shares have been executed; and the depositary appointed by the Company, (iii) the terms of the issuance and sale of the Depositary Shares have been duly established in conformity with the Certificate of Incorporation and By-laws, (iv) the Depositary Shares have been issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, (v) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement), and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, the Depositary Shares will be legally issued and will entitle the holders of such Depositary Shares to the rights specified in the applicable Depositary Agreement and the applicable depositary receipts.

4. With respect to the Purchase Contracts, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and the Authorizing Resolutions, (iv) the Purchase Contracts have been duly executed and delivered in accordance with the applicable Purchase Contract Agreement and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

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5. With respect to the Purchase Units, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Purchase Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Purchase Units and of their issuance and sale have been duly established in conformity with the applicable Purchase Unit Agreement and the Authorizing Resolutions, (iv) the Purchase Units have been duly executed and delivered in accordance with the applicable Purchase Unit Agreement and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed by the Company and countersigned in accordance with the Warrant Agreement and Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7. With respect to the Units, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions, (iv) the Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable Prospectus Supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

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Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Jeffrey A. Stein
Jeffrey A. Stein, a Partner